Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES 2nd QUARTER 2015 FINANCIAL

AND OPERATIONAL RESULTS

DENVER, COLORADO, August 20, 2015 /Marketwire/ — Venoco, Inc. (“Venoco” or the “Company”) today reported financial and operational results for the second quarter of 2015.  The Company reported a net loss of $119.8 million for the quarter on total revenues of $19.9 million.

Adjusted losses, which adjusts for unrealized derivative gains and losses, and the recognition of an impairment of oil and gas properties, as well as certain other items, were $5.3 million for the quarter, compared to a $10.8 million loss in the first quarter of 2015. Adjusted EBITDA was $ 26.0 million in the second quarter of 2015, compared to $13.5 million in the first quarter. Please see the end of this release for definitions of Adjusted Earnings and Adjusted EBITDA and a reconciliation of those measures to net income/loss.

Highlights include the following:

•                  Production of 416,000 barrels of oil equivalent (MBOE) for the quarter, or 4,554 BOE per day (BOE/d).

•                  Lease operating expenses were $13.2 million for the quarter, down from $14.9 million during the first quarter of 2015 and $15.6 million during the second quarter of 2014, pro forma for asset sales.

“Although our production overall for the second quarter was materially impacted by the May 19 shut down of the South Ellwood field due to a third-party pipeline failure, production from our other assets remains strong. Production from our producing wells actually increased quarter over quarter without the support of any recent development projects. In addition, I am pleased to report that we remain vigilant on cost reduction and continued a trend of operating expense reductions quarter over quarter.  This is quite impressive given that a significant portion of our expenses are fixed” said Mark DePuy, Venoco’s CEO.

Venoco Second Quarter 2015 Results

Second Quarter Production

Production in the second quarter of 2015 was 4,554 BOE/d compared to 6,016 BOE/d in the first quarter of 2015.  Second quarter production was down 24% compared to the first quarter of 2015, primarily as a result of cessation of production on Platform Holly at the South Ellwood field following the May 19th, 2015 rupture of the common carrier pipeline that transports oil from the field.  The pipeline is operated and owned by Plains All American Pipeline, L.P. (“Plains”).  The company estimates that the pipeline rupture resulted in the loss of approximately 1,200 — 1,500 BOE/d for the quarter.

“Production was off to a very strong start for the year prior to the events in May,” stated Mark DePuy, Venoco’s CEO. “While it is disappointing that Platform Holly remains shut-in, looking across the portfolio, we’re tracking above plan at many of our other fields, especially at Platform Gail.  Between the pipeline failure and low commodities prices, we’re faced with as stiff a headwind as I can recall,” Mr. DePuy continued.  “But we’re resilient and sharply focused on managing the factors within our control. We maintain a strong hedging portfolio, and I am optimistic we can continue to control costs.  Together, these will go a long way towards managing our liquidity and bottom-line.”

“I am further encouraged that we’ve been able to achieve these milestones while maintaining outstanding operational commitment to the environment,” Mr. DePuy added. “The events in May highlight the importance of operating safely, and I’m reminded that we’re routinely recognized by local jurisdictions and the state of California for our commitment to the community, safety and the environment. It is a testament to the hard work, dedication, and professionalism of a great many employees that we continue in that tradition.”

The following table details the Company’s daily production by region (BOE(1)/d):

	Quarter Ended			Six Months Ended
Region	6/30/14	3/31/15	6/30/15	6/30/14	6/30/15
Southern California (Excl. W. Montalvo)	6,447	6,016	4,554	6,382	5,285
West Montalvo (2)	1,460	—	—	1,459	—
Total	7,907	6,016	4,554	7,841	5,285

(1) Barrel of oil equivalent (BOE) is calculated using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or natural gas liquids.

(2) Relates to production from the West Montalvo asset which was sold in October, 2014.

Second Quarter Costs

Venoco’s second quarter 2015 lease operating expenses of $31.75 per BOE were up compared to $27.55 per BOE in the first quarter of 2015, and $25.26 per BOE in the second quarter of 2014.  Pro forma for the West Montalvo field sale, lease operating expenses were $26.55 per BOE in the second quarter of 2014.

Venoco’s G&A costs, excluding non-cash share-based compensation, were $18.05 per BOE in the second quarter of 2015 compared to $12.24 per BOE in the first quarter of 2015 and $8.33 per BOE in the second quarter of 2014.  When further adjusted to also exclude restructuring costs and production contributions from the West Montalvo field, second quarter 2015 G&A costs were $14.24 per BOE, compared to $8.68 per BOE in the first quarter of 2015, and $10.22 per BOE in the second quarter of 2014.

The following table details the Company’s operating costs on a per BOE basis (BOE/d):

	Quarter Ended			Six Months Ended
UNAUDITED (per BOE)	6/30/14	3/31/15	6/30/15	6/30/14	6/30/15
Lease Operating Expenses	$25.26	$27.55	$31.75	$26.53	$29.40
Property and Production Taxes	3.15	3.93	4.87	2.82	4.35
DD&A Expense	16.38	16.27	17.39	16.19	16.78
G&A Expense (1)	8.33	12.24	18.05	9.85	14.77
Adjusted G&A Expense (2)	10.22	8.68	14.24	12.10	11.10

(1) Net of amounts capitalized and excluding non-cash share-based compensation costs.  See the end of this release for a reconciliation of G&A per BOE.

(2) Net of amounts capitalized and excluding (i) non-cash share-based compensation costs, (ii) restructuring costs, and (iii) production contributions from sold assets.  See the end of this release for a reconciliation of G&A per BOE.

Capital Investment Second Quarter 2015

Venoco’s second quarter capital expenditures for exploration, development and other spending were $4.5 million, including $0.9 million on drilling and rework, which was primarily in preparation for an impending Sockeye development drilling program off Platform Gail, $0.6 million for facilities, and the remaining $3.0 million for land, seismic and capitalized G&A.

In the second quarter of 2015, the Company spent $3.7 million or 84% of its capital expenditures on its Southern California legacy fields, primarily on operational improvements, regulatory, health, safety and environmental compliance and progressing other long lead-time projects.

The Company also incurred onshore Monterey capital expenditures of $0.7 million or 16% of its total second quarter capital expenditures, primarily for land and capitalized G&A.

The Company began a drilling program at its Sockeye field in July of 2015, which is expected to continue into the fourth quarter of the year.

“After a fairly quiet start to the year, we’ve ramped up activity levels, in particular at our Sockeye field, where we recently spud the first well in a two-well program,” Mr. DePuy commented.  “This well was drilled into a zone we understand quite well and where we already have significant data. As expected, we’ve seen some excellent hydrocarbon shows, and we’re encouraged it will be completed as a solid producer.”

“The second well in our program targets the same producing reservoir but in a less developed section of the field,” Mr. DePuy continued.  “If successful, it could not only add new reserves but significantly improve our development drilling inventory.”

About the Company

Venoco is an independent energy company primarily engaged in the acquisition, exploitation and development of oil and natural gas properties primarily in California.  Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms and operates several onshore properties in Southern California.

Forward-looking Statements

Statements made in this news release relating to Venoco’s future capital expenditures and development projects, anticipated results from new wells, future cost savings, and all other statements except statements of historical fact, are forward-looking statements. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, the timing and results of drilling and other development activities, the availability and cost of obtaining drilling equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, pipeline curtailments by third parties, and a potential inability to complete transactions as anticipated. The company’s projects are subject to numerous operating, geological and other risks and may not be successful. All forward-looking statements are made only as of the date hereof and the company undertakes no obligation to update any such statement. Further information on risks and uncertainties that may affect the company’s operations and financial performance, and the forward-looking statements made herein, is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

For further information, please contact Zach Shulman, Investor Relations, (303) 583-1637; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Source: Venoco, Inc.	/////

OIL AND NATURAL GAS PRODUCTION AND PRICES

	Quarter Ended			Quarter Ended			Six Months Ended
UNAUDITED	3/31/15	6/30/15	% Change	6/30/14	6/30/15	% Change	6/30/14	6/30/15	% Change
Production Volume:
Oil (MBbls) (1)	515	396	-23%	681	396	-42%	1,336	911	-32%
Natural Gas (MMcf)	160	118	-26%	231	118	-49%	500	278	-44%
MBOE	542	416	-23%	720	416	-42%	1,419	957	-33%
Daily Average Production Volume:
Oil (Bbls/d)	5,718	4,337	-24%	7,484	4,337	-42%	7,381	5,028	-32%
Natural Gas (Mcf/d)	1,785	1,303	-27%	2,538	1,303	-49%	2,762	1,544	-44%
BOE/d	6,016	4,554	-24%	7,907	4,554	-42%	7,841	5,285	-33%
Oil Price per Barrel Produced (in dollars):
Realized price before hedging	$38.17	$49.50	30%	$95.63	$49.50	-48%	$95.10	$43.09	-55%
Realized hedging gain (loss)	28.86	68.76	138%	(6.65)	68.76	-1134%	(6.03)	46.21	-866%
Net realized price	$67.03	$118.26	76%	$88.98	$118.26	33%	$89.07	$89.30	0%
Natural Gas Price per Mcf (in dollars):
Realized price before hedging	$3.18	$3.04	-4%	$5.35	$3.04	-43%	$5.73	$3.12	-46%
Realized hedging gain (loss)	—	—	0%	—	—	0%	—	—	0%
Net realized price	$3.18	$3.04	-4%	$5.35	$3.04	-43%	$5.73	$3.12	-46%
Expense per BOE (in dollars):
Lease operating expenses	$27.55	$31.75	15%	$25.26	$31.75	26%	$26.53	$29.40	11%
Production and property taxes	$3.93	$4.87	24%	$3.15	$4.87	55%	$2.82	$4.35	54%
Transportation expenses	$0.09	$0.11	22%	$0.07	$0.11	57%	$0.07	$0.10	43%
Depreciation, depletion and amortization	$16.27	$17.39	7%	$16.38	$17.39	6%	$16.19	$16.78	4%
General and administrative (2)	$12.31	$16.92	37%	$12.49	$16.92	35%	$12.44	$14.32	15%
Interest expense	$21.05	$47.90	128%	$18.54	$47.90	158%	$18.53	$32.75	77%

(1) Amounts shown are oil production volumes for offshore properties and sales volumes for onshore properties (differences between onshore production and sales volumes are minimal). Revenue accruals are adjusted for actual sales volumes since offshore oil inventories can vary significantly from month to month based on pipeline inventories, oil pipeline sales nominations.

(2)  Net of amounts capitalized.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Quarter Ended		Six Months Ended
UNAUDITED (In thousands)	3/31/15	6/30/15	6/30/14	6/30/15	6/30/14	6/30/15
REVENUES:
Oil and natural gas sales	$19,749	$19,317	$66,563	$19,317	$129,101	$39,066
Other	669	553	476	553	935	1,222
Total revenues	20,418	19,870	67,039	19,870	130,036	40,288
EXPENSES:
Lease operating expense	14,932	13,206	18,185	13,206	37,653	28,138
Property and production taxes	2,132	2,027	2,270	2,027	4,006	4,159
Transportation expense	47	46	49	46	106	93
Depletion, depreciation and amortization	8,821	7,234	11,794	7,234	22,970	16,055
Impairment	—	146,030	817	146,030	817	146,030
Accretion of asset retirement obligation	497	514	556	514	1,223	1,011
General and administrative	6,670	7,037	8,990	7,037	17,652	13,707
Total expenses	33,099	176,094	42,661	176,094	84,427	209,193
Income from operations	(12,681)	(156,224)	24,378	(156,224)	45,609	(168,905)
FINANCING COSTS AND OTHER:
Interest expense	11,411	19,926	13,351	19,926	26,291	31,337
Amortization of deferred loan costs	607	1,480	863	1,480	1,696	2,087
Loss (gain) on extinguishment of debt	—	(67,515)	—	(67,515)	—	(67,515)
Commodity derivative realized (gains) losses	(14,865)	(27,228)	4,530	(27,228)	8,055	(42,093)
Commodity derivative unrealized (gains) losses and amortization of derivative premiums	1,960	36,933	14,380	36,933	8,760	38,893
Total financing costs and other	(887)	(36,404)	33,124	(36,404)	44,802	(37,291)
Income (loss) before taxes	(11,794)	(119,820)	(8,746)	(119,820)	807	(131,614)
Income tax provision (benefit)	—	—	—	—	—	—
Net income (loss)	$(11,794)	$(119,820)	$(8,746)	$(119,820)	$807	$(131,614)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

UNAUDITED ($ in thousands)	12/31/14	6/30/15
ASSETS
Cash and cash equivalents	$15,455	$114,009
Restricted Funds	—	79,595
Accounts receivable	14,912	9,039
Inventories	3,370	3,299
Other current assets	4,715	2,272
Commodity derivatives	48,298	30,545
Total current assets	86,750	238,759
Net property, plant and equipment	488,514	334,885
Total other assets	40,990	25,245
TOTAL ASSETS	$616,254	$598,889
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$20,535	$15,019
Interest payable	17,329	15,926
Share based compensation	2,236	176
Total current liabilities	40,100	31,121
LONG-TERM DEBT	565,000	685,346
ASSET RETIREMENT OBLIGATIONS	30,351	33,150
SHARE BASED COMPENSATION	648	235
Total liabilities	636,099	749,852
Total stockholders’ equity	(19,845)	(150,963)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$616,254	$598,889

GAAP RECONCILIATIONS

Adjusted Earnings and Adjusted EBITDA

In addition to net income (loss) determined in accordance with GAAP, we have provided in this release our Adjusted Earnings and Adjusted EBITDA for recent periods.  Both Adjusted Earnings and Adjusted EBITDA are non-GAAP financial measures that we use as supplemental measures of our performance.

We define Adjusted Earnings as net income (loss) before the effects of the items listed in the table below.  We calculate the tax effect of reconciling items by re-performing our period-end tax calculation excluding the reconciling items from earnings.  The difference between this calculation and the tax expense/benefit recorded for the period results in the tax effect disclosed below.  We believe that Adjusted Earnings facilitates comparisons to earnings forecasts prepared by stock analysts and other third parties. Such forecasts generally exclude the effects of items that are difficult to predict or to measure in advance and are not directly related to our ongoing operations.

We define Adjusted EBITDA as net income (loss) before the effects of the items listed in the table below.  Because the use of Adjusted EBITDA facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business.

We present Adjusted Earnings and Adjusted EBITDA because we consider them to be important supplemental measures of our performance.  Neither Adjusted Earnings nor Adjusted EBITDA is a measurement of our financial performance under GAAP and neither should be considered as an alternative to net income (loss), operating income or any other performance measure derived in accordance with GAAP, as an alternative to cash flow from operating activities or as a measure of our liquidity. You should not assume that the Adjusted Earnings or Adjusted EBITDA amounts shown are comparable to similarly named measures disclosed by other companies.

	Quarter Ended			Six Months Ended
UNAUDITED ($ in thousands)	6/30/14	3/31/15	6/30/15	6/30/14	6/30/15
Adjusted Earnings Reconciliation
Net Income	$(8,746)	$(11,794)	$(119,820)	$807	$(131,614)
Plus:
Unrealized commodity (gains) losses	13,176	1,044	36,017	6,352	37,062
Impairment	—	—	146,030	—	146,030
Loss (gain) on extinguishment of debt	—	—	(67,515)	—	(67,515)
Tax effects	—	—	—	—	—
Adjusted Earnings	$4,430	$(10,750)	$(5,288)	$7,159	$(16,037)

	Quarter Ended			Six Months Ended
UNAUDITED ($ in thousands)	6/30/14	3/31/15	6/30/15	6/30/14	6/30/15
Adjusted EBITDA Reconciliation
Net income	$(8,746)	$(11,794)	$(119,820)	$807	$(131,614)
Interest expense	13,351	11,411	19,926	26,291	31,337
DD&A	11,794	8,821	7,234	22,970	16,055
Impairment	817	—	146,030	817	146,030
Accretion of asset retirement obligation	556	497	514	1,223	1,011
Amortization of deferred loan costs	863	607	1,480	1,696	2,087
Loss (gain) on extinguishment of debt	—	—	(67,515)	—	(67,515)
Non-cash share-based compensation expense	16	60	(362)	910	(302)
Restructuring Costs	—	1,930	1,585	—	3,515
One-time severance costs	3,024	—	—	3,024	—
Amortization of derivative premiums	1,204	915	916	2,408	1,831
Unrealized commodity derivative (gains) losses	13,176	1,044	36,017	6,352	37,062
Adjusted EBITDA	$36,055	$13,491	$26,005	$66,498	$39,497

We also provide per BOE G&A expenses excluding the items set forth in the table below.  We believe that these non-GAAP measures are useful in that the items excluded do not represent cash expenses directly related to our ongoing operations.  These non-GAAP measures should not be viewed as an alternative to per BOE G&A expenses as determined in accordance with GAAP.

	Quarter Ended			Six Months Ended
UNAUDITED ($ in thousands, except per BOE amounts)	6/30/14	3/31/15	6/30/15	6/30/14	6/30/15

G&A per BOE Reconciliation
G&A expense	$8,990	$6,670	$7,037	$17,652	$13,707
Less:
Non-cash share-based compensation expense	35	(38)	470	(650)	432
One-Time Severance Costs	(3,024)	—	—	(3,024)	—
G&A Expense Excluding Share-Based Comp and Severance Costs	6,001	6,632	7,507	13,978	14,139
MBOE	720	542	416	1,419	957
G&A Expense per BOE Excluding Share-Based Comp and Severance Costs	$8.33	$12.24	$18.05	$9.85	$14.77
MBOE excluding production from sold assets	587	542	416	1,155	957
G&A Expense per BOE Excluding Non-Cash Share-Based Comp -Excluding Production from Sold Assets	$10.22	$12.24	$18.05	$12.10	$14.77

G&A Expense Excluding Share-Based Comp and Severance Costs	6,001	6,632	7,507	13,978	14,139
Less:
Restructuring Costs	—	(1,930)	(1,585)	—	(3,515)
G&A Expense Excluding Share-Based Comp and Severance Costs and Restructuring Costs	6,001	4,702	5,922	13,978	10,624
MBOE excluding production from sold assets	587	542	416	1,155	957
G&A Expense per BOE Excluding Non-Cash Share-Based Comp and Restructuring Costs-Excluding Production from Sold Assets	$10.22	$8.68	$14.24	$12.10	$11.10

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